                                 AMENDMENT NO. 9
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This amendment dated as of December 21, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to remove AIM V.I. Total Return Fund;

     NOW, THEREFORE, the parties agree as follows:

     1. Appendix A and Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                          EFFECTIVE DATE OF
             NAME OF FUND                ADVISORY AGREEMENT
             ------------                ------------------
AIM V.I. Aggressive Growth Fund          May 1, 2000
AIM V.I. Basic Balanced Fund             May 1, 2000
AIM V.I. Basic Value Fund                September 10, 2001
AIM V.I. Blue Chip Fund                  May 1, 2000
AIM V.I. Capital Appreciation Fund       May 1, 2000
AIM V.I. Capital Development Fund        May 1, 2000
AIM V.I. Core Equity Fund                May 1, 2000
AIM V.I. Core Stock Fund                 April 30, 2004
AIM V.I. Demographic Trends Fund         May 1, 2000
AIM V.I. Diversified Income Fund         May 1, 2000
AIM V.I. Dynamics Fund                   April 30, 2004
AIM V.I. Financial Services Fund         April 30, 2004
AIM V.I. Global Health Care Fund         April 30, 2004
AIM V.I. Government Securities Fund      May 1, 2000
AIM V.I. Growth Fund                     May 1, 2000
AIM V.I. High Yield Fund                 May 1, 2000
AIM V.I. International Growth Fund       May 1, 2000
AIM V.I. Large Cap Growth Fund           September 1, 2003
AIM V.I. Leisure Fund                    April 30, 2004
AIM V.I. Mid Cap Core Equity Fund        September 10, 2001
AIM V.I. Money Market Fund               May 1, 2000
AIM V.I. Premier Equity Fund             May 1, 2000
AIM V.I. Real Estate Fund                April 30, 2004
AIM V.I. Small Cap Equity Fund           September 1, 2003
AIM V.I. Small Cap Company Growth Fund   April 30, 2004
AIM V.I. Technology Fund                 April 30, 2004
AIM V.I. Utilities Fund                  April 30, 2004

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                        AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $150 million..       0.80%
Over $150 million...      0.625%

                          AIM V.I. BASIC BALANCED FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $150 million..      0.75%
Over $150 million...      0.50%

                            AIM V.I. BASIC VALUE FUND
                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $500 million..      0.725%
Next $500 million...      0.700%
Next $500 million...      0.675%
Over $1.5 billion...       0.65%

                             AIM V.I. BLUE CHIP FUND
                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $350 million..       0.75%
Over $350 million...      0.625%

                       AIM V.I. CAPITAL APPRECIATION FUND
                            AIM V.I. CORE EQUITY FUND
                              AIM V.I. GROWTH FUND
                          AIM V.I. PREMIER EQUITY FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $250 million..      0.65%
Over $250 million...      0.60%

                            AIM V.I. CORE STOCK FUND
                             AIM V.I. DYNAMICS FUND
                        AIM V.I. FINANCIAL SERVICES FUND
                        AIM V.I. GLOBAL HEALTH CARE FUND
                              AIM V.I. LEISURE FUND
                       AIM V.I. SMALL COMPANY GROWTH FUND
                            AIM V.I. TECHNOLOGY FUND

                       ANNUAL RATE
                       -----------
All Assets..........      0.75%

                        AIM V.I. DEMOGRAPHIC TRENDS FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $2 billion....      0.77%
Over $2 billion.....      0.72%

                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $250 million..      0.60%
Over $250 million...      0.55%

                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $250 million..      0.50%
Over $250 million...      0.45%

                            AIM V.I. HIGH YIELD FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $200 million..      0.625%
Next $300 million...       0.55%
Next $500 million...       0.50%
Over $1 billion.....       0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $250 million..      0.75%
Over $250 million...      0.70%

                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $1 billion....       0.75%
Next $1 billion.....       0.70%
Over $2 billion.....      0.625%

                           AIM V.I. MONEY MARKET FUND

NET ASSETS             ANNUAL RATE
----------             -----------
First $250 million..      0.40%
Over $250 million...      0.35%

                            AIM V.I. REAL ESTATE FUND

NET ASSETS             ANNUAL RATE
----------             -----------
All Assets..........      0.90%

                         AIM V.I. SMALL CAP EQUITY FUND

NET ASSETS             ANNUAL RATE
----------             -----------
All Assets..........      0.85%

                             AIM V.I. UTILITIES FUND

                       ANNUAL RATE
                       -----------
All Assets..........      0.60%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Date: December 21, 2005

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Jim A. Coppedge                     Robert H. Graham
        Assistant Secretary                 President

(SEAL)


                                        A I M ADVISORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Mark H. Williamson
        -----------------------------       ------------------------------------
        P. Michelle Grace                   Mark H. Williamson
        Assistant Secretary                 President

(SEAL)